CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of ABSS Corp

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of ABSS Corp., of our report dated April 28, 2003 relating to the financial statements of ABSS Corp appearing in the Annual Report on Form 10-KSB of ABSS Corp. for the year ended December 31, 2002.


                           /s/ Sellers & Anderson, LLC
                           Sellers & Andersen, LLC
                           Certified Public Accountants

Salt Lake City, Utah
November 24, 2003